EXHIBIT 10.3

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
FORTEGRA GROUP, INC.
WARRANT TO PURCHASE COMMON STOCK
Warrant No.: ___    Issued on [__]

This certifies that in consideration for value received by The Fortegra Group, Inc., a Delaware corporation, receipt of which is hereby acknowledged, WP Falcon Aggregator, L.P., a Delaware limited partnership (the “Holder”), is entitled, subject to the terms and conditions of this Warrant, to purchase from the Company (as defined below), from time to time, at an exercise price (the “Exercise Price”) of one cent ($0.01) per share of Warrant Stock (as defined below), at any time on or after the Vesting Date (as defined below) and on or prior to the Expiration Date (as defined below), up to One Million Seven Hundred Twelve Thousand Five Hundred Eleven (1,712,511) shares of Warrant Stock (the “Maximum Number of Shares”), upon delivery at the principal offices of the Company of a duly executed exercise notice in the form attached hereto as Exhibit 1 (“Exercise Notice”) and prior or concurrent payment of an amount equal to the Exercise Price multiplied by the number of shares of Warrant Stock so purchased, in lawful money of the United States or by an election to net exercise as set forth in Section 2.5. The number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.
This Warrant has been issued pursuant to that certain Securities Purchase Agreement, dated as of October 11, 2021 (the “Purchase Agreement”), by and among the Company, the Holder and Tiptree Inc.

1.DEFINITIONS. The following definitions shall apply for purposes of this Warrant:
“Additional Shares of Common Stock” shall have the meaning set forth in the Certificate of Designation, dated as of [●], 2022, establishing the Series A Preferred Stock, par value $0.01 per share, of the Company.
“Affiliate” means any Person or entity, directly or indirectly Controlling, Controlled by or under common Control with such Person or entity.
“Board” means the Board of Directors of the Company.
“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks generally are required or authorized to be closed by applicable Law in the State of New York.
“Capital Commitment” has the meaning set forth in the Purchase Agreement.
“Certificate of Incorporation” means Company’s Certificate of Incorporation, as amended from time to time.
“Change of Control” means with respect to any Person, (a) any transaction or series of related transactions, whether or not such Person is a party thereto, in which, after giving effect to such transaction or transactions, the equity securities representing in excess of fifty percent (50%) of the voting power of such Person are owned directly or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of persons, other than, Michael G. Barnes, his Affiliates and any “group” in which Michael G. Barnes and his Affiliates represent at least 50% of the equity interests or voting power of such group or (b) a sale, lease or other disposition of all or substantially all of the assets of such Person and its Subsidiaries on a consolidated basis (including securities of such Person’s directly or indirectly owned Subsidiaries) to one or more purchasers.
“Closing Date” has the meaning set forth in the Purchase Agreement.
“Common Stock” means the Company’s Common Stock, par value $0.01 per share.
“Common Stock Equivalents” means any security of the Company that is equivalent to a Common Stock or has rights to dividends or distributions that are pari passu to the Common Stock, or any such security of any Subsidiary of the Company that owns all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.
“Company” means The Fortegra Group, Inc., its predecessor and any corporation or other entity that succeeds to the Company’s obligations under this Warrant, whether by permitted assignment, by merger or consolidation or otherwise.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.
“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for, or rights, options or warrants to subscribe for, purchase or otherwise acquire, Common Stock or Common Stock Equivalents, but excluding Options, whether or not any of the foregoing is then immediately exercisable, convertible or exchangeable.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.
“Expiration Date” means 5:00 p.m. Eastern Time on the seventh (7th) anniversary of the Closing Date (or, if such date is not a Business Day, the first Business Day thereafter) or such earlier date and time on which the Warrant ceases to be exercisable as provided in Section 4.2.
“Fair Market Value” means, with respect to a share of Warrant Stock as of any determination date, (i) if determined in connection with an exercise contingent upon an Initial Public Offering, the initial “price to public” of one share of the Warrant Stock specified in the final prospectus with respect to the Initial Public Offering (or comparable term); (ii) if determined in connection with a Change of Control of the Company or a transfer of shares subject to Section 2(b) of the Stockholders Agreement, then Fair Market Value shall be the value to be received in the applicable transaction by the holders of the Warrant Stock; (iii) if determined after, and not in connection with the Company’s Initial Public Offering, and: (A) if the Warrant Stock is traded on a national securities exchange, the value shall be deemed to be the volume-weighted average prices on the primary exchange on which the Warrant Stock is traded over the sixty (60) trading day period ending one (1) trading day prior to the date of determination (or, if shorter, over the period from the Company’s Initial Public Offering through the date that is one (1) trading day prior to the date of determination); or (B) if the Warrant Stock is actively traded over-the-counter, the value shall be deemed to be the average of the volume-weighted average prices over the sixty (60) day period ending one (1) trading day prior to the date of determination (or, if shorter, over the period from the Company first began trading over-the-counter through the date that is one (1) trading day prior to the date of determination); or (iv) if there is no active public market for the Warrant Stock, and the determination is not subject to clause (i) or (ii) above, then Fair Market Value shall be mutually agreed by the Holder and the Company; provided, that if the Holder and the Company do not mutually agree on Fair Market Value within fifteen (15) Business Days, then Fair Market Value shall be determined by the Independent Arbitrator in accordance with the Independent Arbitration Rules; provided, further, that in the case of clause (iv), the Holder shall have the right to withdraw its Exercise Notice within five (5) Business Days after the final determination of Fair Market Value.
“Independent Arbitrator” means a nationally recognized global investment bank, independent accounting firm, or other advisor having relevant valuation expertise, in each case, agreed upon by the Holder and the Company.
“Independent Arbitration Rules” means that, in determining Fair Market Value, the Independent Arbitrator will determine in good faith its own fair market value (which shall not take into account any discount for lack of liquidity, minority interest or similar discounts) and shall then select either the value proposed by the Holder or the value proposed by the Company (each, as submitted to the Independent Arbitrator in connection with its engagement), whichever one is closer to the value determined by the Independent Arbitrator (which selected value shall constitute Fair Market Value for such purpose for the three (3) months following such determination, unless an event, fact or circumstance shall have occurred that would, in the reasonable judgment of the Company or the Holder, be material to a determination of Fair Market Value). The Independent Arbitrator will be instructed to issue its determination within 30 days of being engaged, and to deliver a written report to the Holder and the Company reflecting the Independent Arbitrator’s own calculation of fair market value together with reasonable supporting detail thereof. The Company will cooperate with the Independent Arbitrator in all reasonable respects, but neither the Holder nor the Company will be permitted to have any ex parte meetings, teleconferences or other correspondence with the Independent Arbitrator without giving the other party reasonable advance notice as it is intended that both parties be included in all discussions and correspondence with the Independent Arbitrator. The party whose proposed fair market value has not been selected by the Independent Arbitrator shall be responsible for the fees, costs and expenses of the Independent Arbitrator in respect of such determination. The determination by the Independent Arbitrator shall be final and binding, absent fraud or manifest error.
“Initial Public Offering” means an initial registered offering of Common Stock or Common Stock Equivalents to the public or the initial date Common Stock or Common Stock Equivalents trade on a national securities exchange or is registered with the SEC (including as a result of a transaction with a “special purpose acquisition company”).
“Investor” means WP Falcon Aggregator, L.P., a Delaware limited partnership.
“Investor Liquidity Transaction” means any transaction or series of related transactions, including a Change of Control, after which (after giving effect to such transaction or series of related transactions) Investor and its Permitted Transferees have sold, transferred or otherwise disposed of (for clarity, other than to Permitted Transferees), directly or indirectly, in the aggregate (together with any prior transactions), fifty percent (50%) of the Common Stock (measured on an as-converted basis, assuming the conversion or exercise (for cash) of all Convertible Securities (excluding this Warrant)) acquired (or to be acquired) by the Investor pursuant to the Purchase Agreement, and any security or property received in substitution or exchange thereof, solely for cash.
“IRR” means, as of any date of determination, the cumulative internal rate of return (as calculated in accordance with the XIRR function of the latest version of Microsoft Excel or, if not available, a readily available equivalent thereof) of Investor and its Permitted Transferees, from cash proceeds received from the sale, transfer or other disposition (for clarity, other than to Permitted Transferees) of the Common Stock and Convertible Securities (excluding this Warrant) acquired by the Investor pursuant to the Purchase Agreement, whether by way of merger, stock sale or otherwise, and from cash dividends and other cash distributions made in respect thereof (but excluding expense reimbursements), in each case, on the consideration paid by Investor pursuant to the Purchase Agreement (for clarity, taking into account the timing such consideration was actually paid). If the Vesting Date occurs pursuant to clause (x) of the definition thereof, then solely for purposes of calculating IRR on such date, any Common Stock or Convertible Securities (excluding this Warrant) acquired by the Investor pursuant to the Purchase Agreement still held by the Investor and its Permitted Transferees shall be deemed to have been sold for cash on the Vesting Date for Fair Market Value as of such date.
“Lien” means any mortgage, pledge, lien, encumbrance, charge, restriction, option or other security interest, equitable interest, or easement of any nature.
“Nominal Price” means an amount (not to be below $0.01) equal to (i) $12.50 minus (ii) the aggregate value of all cash dividends or distributions in respect of the Common Stock or Common Stock Equivalents from and after the Signing Date (whether such dividends or distributions are made prior to, on or after the date hereof). The Nominal Price will be subject to further adjustment as provided herein.
“Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a bona fide plan, agreement or arrangement approved by the Board.
“Permitted Transferees” has the meaning set forth in the Stockholders Agreement.
“Person” means an individual, partnership (whether general or limited), joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute thereto.
“Signing Date” means October 11, 2021.
“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the Closing Date, as amended, by and among the Company, the Holder, Tiptree Holdings LLC and the other parties thereto.
“Subsidiary” means, with respect to any Person, (a) any other Person of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such other Person (or comparable body in the case of a Person that is not a corporation) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, (b) any partnership, limited liability company or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%), and (c) any other Person, the management of which is controlled, directly or indirectly, by such Person.
“Unfunded Capital Commitment” has the meaning set forth in the Purchase Agreement.
“Vesting Date” means the earlier of (x) 5:00 p.m. New York City Time on the fifth (5th) anniversary of the Closing Date (or, if such date is not a Business Day, the first Business Day thereafter) and (y) the date and time an Investor Liquidity Transaction is consummated.
“Warrant” means this Warrant and any warrant(s) delivered in substitution or exchange for this Warrant, as provided herein.
“Warrant Stock” means the Common Stock. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant taking into account all such adjustments.
“Warrant Stock Equivalents” means any security of the Company that is equivalent to a Warrant Stock or has rights to dividends or distributions that are pari passu to the Warrant Stock, or any such security of any Subsidiary of the Company that owns all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.
2.EXERCISE.
2.1Restrictions on Exercise. Subject to the terms and conditions of this Warrant (including Section 4.2), Holder shall have the right to exercise this Warrant for up to a portion of the

Maximum Number of Shares equal to a percentage determined by dividing (x) the sum of (i) $140,000,000 and (ii) the Capital Commitment less the Unfunded Capital Commitment, by (y) $200,000,000 (such portion of the Maximum Number of Shares, the “Unrestricted Percentage”). For example, if on the date on which Holder wishes to exercise this Warrant pursuant to Section 2.2, the Unfunded Capital Commitment is equal to $10,000,000, the Unrestricted Percentage shall be calculated by dividing (x) $140,000,000 + $60,000,000 - $10,000,000, by (y) $200,000,000, which equals to ninety-five percent (95%).
2.2Method of Exercise. Subject to the terms and conditions of this Warrant, Holder may exercise this Warrant in whole or in part, at any time or from time to time, on any Business Day on or after the Vesting Date and on or before the Expiration Date, for up to an amount equal to (x) the Unrestricted Percentage multiplied by (y) Maximum Number of Shares (the “Unrestricted Number of Shares”). This Warrant shall be exercised by delivery of the Exercise Notice duly executed by Holder, and by payment in a form specified in Section 2.3 of an amount equal to (i) the number of shares of Warrant Stock to be purchased by Holder (not to exceed the Unrestricted Number of Shares) multiplied by (ii) the Exercise Price or an election to net exercise the Warrant as provided in Section 2.6 for the number of shares of Warrant Stock to be determined in accordance with Section 2.5. Holder may exercise this Warrant, in whole or in part, contingent upon the occurrence of a Change of Control of the Company, an Initial Public Offering or the consummation of a transfer of shares subject to Section 2(b) of the Stockholders Agreement (so long as such Change of Control, Initial Public Offering or transfer occurs prior to the Expiration Date), which contingent exercise may further require that such Change of Control, Initial Public Offering or transfer occur prior to a certain date. Unless the Exercise Notice expressly specifies otherwise, such contingent exercise shall be deemed to occur immediately prior to the occurrence of such Change of Control, Initial Public Offering or transfer (it being agreed that in the event the aggregate Exercise Price thereof is paid to the Company prior to the occurrence of such event, fact or circumstance, such amounts will be held in trust for the benefit of the Holder and promptly returned to the Holder in the event such event, fact or circumstance does not timely occur).
2.3Form of Payment. Payment for the Warrant Stock upon exercise may be made by (a) a check payable to the Company’s order, (b) wire transfer of funds to the Company, (c) cancellation of indebtedness of the Company to Holder, if any, provided that the amount of such indebtedness is not subject to dispute (d) by net exercise as provided in Section 2.6, or (e) any combination of the foregoing.
2.4Partial Exercise. Upon a partial exercise of this Warrant, the Company shall promptly (and, in any event, within ten (10) Business Days) replace this Warrant with a new Warrant of like tenor in which the Maximum Number of Shares is so reduced. Whether or not this Warrant is surrendered, upon exercise thereof, this Warrant shall have no further force or effect, except in respect of the rights hereunder with respect to such exercise and the right, if any, to receive a substitute warrant in the event of a partial exercise.
2.5No Fractional Shares. No fractional shares may be issued upon any exercise of this Warrant. If upon exercise of this Warrant in whole or in part, a fraction of a share would otherwise result, then in lieu of such fractional share, the Company shall pay to Holder an amount in cash equal to such fraction of a share multiplied by the Fair Market Value of a Warrant Share as of the effective date of such exercise.
2.6Net Exercise Election. Holder may elect to exercise all or any portion, of this Warrant, without the payment by Holder of any additional consideration, by delivery of an Exercise Notice with the net exercise election selected, duly executed by Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:
X = Y (A-B)
    A
where    X =    the number of shares of Warrant Stock to be issued to Holder pursuant to a net exercise of this Warrant effected pursuant to this Section 2.6.
Y =    the number of shares of Warrant Stock being exercised.
A =    the Fair Market value of one share of Warrant Stock as of the effective date of such exercise.
B =    the Exercise Price.
The Company will respond in writing to an inquiry by Holder as to the then current Fair Market Value of one share of Warrant Stock as promptly as practicable under the circumstances.
3.ISSUANCE OF STOCK. Except as set forth in Section 2.2 or Section 4 or as set forth in the Exercise Notice (provided, that the Exercise Notice may not specify a date or time prior to the delivery of the Exercise Notice and payment in full of the Exercise Price, to the extent not elected to be net settled), this Warrant shall be deemed to have been exercised as of the close of business on the date of delivery of the Exercise Notice, and the Holder shall be treated for all purposes as the holder of record of the applicable shares of Warrant Stock (and, to the extent applicable, any cash, securities or other property issuable thereon in accordance with Section 5) as of 11:59 p.m. on the date of delivery of the Exercise Notice (or, if such day is not a Business Day, the first Business Day thereafter), subject to payment in full of the Exercise Price, to the extent not elected to be net settled. As soon as practicable on or after such date (and, in any event, no later than ten (10) Business Days thereafter), the Company shall issue and deliver to the Holder evidence of issuance in book-entry form of the number of whole shares of Warrant Stock issuable upon such exercise, together with payment of any fractional shares pursuant to Section 2.5 (and, to the extent applicable, evidence of issuance or delivery of any other securities or other property issuable thereon in accordance with Section 5).
4.CERTAIN TRANSACTIONS.
4.1If the Company proposes at any time to effect a Change of Control, an Initial Public Offering, a Deemed Liquidation Event, a Reorganization Event, Cash Dividend Event or a Dividend Event, then the Company shall give the Holder at least ten (10) Business Days advance written notice (each, a “Transaction Notice”) of the anticipated closing date for such transaction or event or the anticipated initial closing date for such Initial Public Offering, as applicable.

4.2If the IRR on the Vesting Date (after giving effect and taking into account the Investor Liquidity Transaction, if applicable, including its effect on any other securities or obligations of the Company) is equal to or greater than 23.0%, then this Warrant shall be deemed to be expired, cancelled and forfeited for no consideration and shall not be exercisable. If the IRR on the Vesting Date is less than 23.0% but equal to or greater than 21.0%, then from and after the Vesting Date, the Maximum Number of Shares shall be reduced by an amount, rounded to the nearest whole share, equal to: (x) the Maximum Number of Shares immediately prior to the adjustment pursuant to this Section 4.2 multiplied by (y) a fraction, the numerator of which equals such IRR minus 21.0% and the denominator of which equals 2%.
4.3In the event of a merger involving the Company that constitutes a Change of Control of the Company that does not result in the expiration, cancellation and forfeiture of this Warrant pursuant to Section 4.2, and Holder has not fully exercised this Warrant prior thereto, then this Warrant shall automatically be deemed to be fully exercised in a net exercise pursuant to Section 2.5 effective immediately prior to and contingent upon the consummation of such transaction; provided, that if the consideration in such Change of Control does not consist solely of cash, at the election of the Holder, the cash portion of the consideration shall be used first to effect such net exercise (i.e., notwithstanding the net exercise, if so elected, the Holder would receive all of the non-cash consideration that it would have received had it exercised this Warrant for cash, but the cash consideration would be net of the Exercise Price).
4.4In the event that that this Warrant has not been exercised prior to the Expiration Date, then this Warrant shall automatically be deemed to be exercised on the Expiration Date on a net exercise basis pursuant to Section 2.6 as to all shares of Warrant Stock for which it shall not previously has been exercised.
4.5At the request of the Holder in connection with a Change of Control of the Company, the Company shall use commercially reasonable efforts to structure such Change of Control transaction to ensure that a pro rata portion of this Warrant is sold or otherwise disposed of in such transaction in lieu of selling or otherwise disposing of the Warrant Stock exercisable hereunder.
5.ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon each event in Sections 5.1 through 5.5 occurring between the date this Warrant is issued and earlier of the time that it is exercised in full or the Expiration Date:
5.1Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Signing Date (whether prior to, on or after the date hereof) effect a subdivision of the outstanding shares of Warrant Stock or Warrant Stock Equivalents by reclassification or otherwise into a greater number of shares, or declare a dividend on, or a distribution in respect of, Warrant Stock, which dividend or distribution is payable in additional shares of Warrant Stock (or a distribution in respect of, Warrant Stock Equivalents, which dividend or distribution is payable in additional Warrant Stock Equivalents of the same class and series and from the same issuer), then the Maximum Number of Shares purchasable hereunder shall be proportionately increased and the Nominal Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Signing Date effect a combination or consolidation of the outstanding shares of Warrant Stock or Warrant

Stock Equivalents, by reclassification or otherwise into a lesser number of shares, then the Nominal Price shall be proportionately increased and the Maximum Number of Shares shall be proportionately decreased.
5.2Adjustment for Cash Dividends and Distributions. If the Company shall at any time or from time to time after the Signing Date (whether prior to, on or after the date hereof) make or issue, or shall fix a record date for the determination of eligible holders entitled to receive a cash dividend or other cash distribution payable with respect to the Warrant Stock or any Warrant Stock Equivalent, which dividend or distribution is actually made (each a “Cash Dividend Event”), then, and in each such case, the Maximum Number of Shares shall be increased by (x) the Maximum Number of Shares as in effect immediately prior to the Cash Dividend Event multiplied by (y) a fraction, the numerator of which is the amount of cash dividends or cash distributions in respect of a share of Warrant Stock or Warrant Stock Equivalent and the denominator of which is $12.50 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Warrant Stock or Warrant Stock Equivalents).
5.3Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Signing Date (whether prior to, on or after the date hereof) make or issue, or shall fix a record date for the determination of eligible holders entitled to receive a dividend or other distribution payable with respect to the Warrant Stock or any Warrant Stock Equivalent that is payable in (a) securities of the Company or any of its Subsidiaries (that is not subject to Section 5.1) or (b) other securities, property or assets (other than cash), which dividend or distribution is actually made (each a “Dividend Event”), then and in each such case, Holder, upon exercise of this Warrant at any time after such Dividend Event (or the record date thereof), shall receive, in addition to the shares of Warrant Stock, the securities or such other properties or assets that would have been payable to Holder if Holder had completed such exercise (in cash) of this Warrant, immediately prior to the record date of such Dividend Event.
5.4Adjustment for Merger or Reorganization, etc. If after the Signing Date (whether prior to, on or after the date hereof) (a) the Company shall effect any recapitalization, reorganization or reclassification of the Company or any of its securities, (b) the Company shall consolidate with or merge into one or more other Persons which results in the Warrant Stock being converted or exchanged for other securities or (c) a Subsidiary of the Company that owns all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis and is not a direct or indirect wholly-owned Subsidiary of the Company takes any of the actions contemplated by clause (a) or (b), mutatis mutandis (each, a “Reorganization Event”), then, and in each such case, Holder, upon the exercise of this Warrant after such Reorganization Event shall be entitled to receive, in lieu of the shares of Warrant Stock that Holder would have been entitled to receive upon such exercise prior to such Reorganization Event (but without limiting the right to receive any securities or property owed as a result of Section 5.2), the stock or other securities or property which Holder would have been entitled to receive upon such Reorganization Event if, immediately prior to such Reorganization Event (or, if applicable, the record date thereof), Holder had completed such exercise (in cash) of this Warrant (and the Maximum Number of Shares shall be adjusted accordingly). If after such Reorganization Event, the Warrant is exercisable for securities of a corporation or entity other than the Company, then as a condition to effecting the Reorganization Event, the Company shall cause such corporation or entity to duly execute and deliver, upon request to Holder a supplement hereto acknowledging such corporation’s or other entity’s obligations under this Warrant promptly (and, in any event, within ten (10) Business Days) following the completion of such Reorganization Event; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such Reorganization Event.
5.5Adjustment upon Issuance of Additional Common Stock.
(a)Other than in connection with the Reorganization (as defined in the Purchase Agreement) or the Management Rollover (as defined in the Purchase Agreement) and subject to Section 5.7, in the event the Company or any of its Subsidiaries shall at any time on or after the Signing Date (whether prior to, on or after the date hereof) issue or be deemed to issue Additional Shares of Common Stock, without consideration or for a consideration per share less than the Nominal Price in effect immediately prior to such issuance or deemed issuance, then:
(i)the Nominal Price shall be reduced, concurrently with such issuance or deemed issuance, to a price (calculated to the nearest cent) determined in accordance with the following formula:
NP2 = ((A * NP1) + B) ÷ (A + C)
For purposes of the foregoing formula, the following definitions shall apply:
“NP2” shall mean the Nominal Price in effect as of immediately after such issuance or deemed issuance of Additional Shares of Common Stock.
“NP1” shall mean the Nominal Price in effect as of immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock.
“A” shall mean the number of shares of Common Stock or Common Stock Equivalents outstanding immediately prior to such issuance (treating for this purpose as outstanding (i) all shares of vested restricted stock that were issued pursuant to a stock option or stock incentive plan prior to such issuance, (ii) all shares of Common Stock or Common Stock Equivalents issuable upon exercise (in cash) of outstanding vested and unexercised options that were issued pursuant to a stock option or stock incentive plan prior to such issuance, but only to the extent such vested and unexercised options have an exercise price that is less than the per share consideration received in connection with such issuance, and (iii) without duplication and subject to clauses (i) and (ii), all other shares of Common Stock or Common Stock Equivalents outstanding immediately prior to such issuance or that would be outstanding upon conversion or exchange of Convertible Securities outstanding immediately prior to such issuance, but only to the extent such Convertible Securities have a conversion price that is less than the per share consideration received in connection with such issuance);
“B” shall mean the aggregate consideration, if any, received by the Company or its Subsidiaries for such issuance; and
“C” shall mean the number of Additional Shares of Common Stock issued or deemed issued in such transaction.

(ii)The Maximum Number of Shares shall be increased, concurrently with such issuance or deemed issuance, to a price (calculated to the nearest 1/100th of a share) determined in accordance with the following formula:
MNS2 = (MNS1 * NP1) ÷ (NP2)
For purposes of the foregoing formula, the following definitions shall apply:
“MNS2” shall mean the Maximum Number of Shares in effect as of immediately after such issuance or deemed issuance of Additional Shares of Common Stock.
“MNS1” shall mean the Maximum Number of Shares in effect as of immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock.
“NP1” shall mean the Nominal Price in effect as of immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock.
“NP2” shall mean the Nominal Price in effect as of immediately after such issuance or deemed issuance of Additional Shares of Common Stock (after giving effect to the adjustment contemplated in clause (i)).
(b)In the event that at any time in any manner Convertible Securities are granted or issued and the price per share for which the Common Stock or Common Stock Equivalents is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company or its Subsidiaries as consideration for the granting or issuing of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company or its Subsidiaries upon the exercise, conversion or exchange of all such Convertible Securities, plus, in the case of Convertible Securities which are exercisable, convertible or exchangeable into other Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such other Convertible Securities and upon the conversion, exchange or exercise thereof, by (y) the total maximum number of shares of Common Stock or Common Stock Equivalents issuable upon the exercise, conversion or exchange of such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to such issuance, then the total maximum amount of Common Stock or Common Stock Equivalents issuable upon the exercise, conversion or exchange of such Convertible Securities shall (as of the date of issuance of such Convertible Security) be deemed to have been issued for such price per share. No adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or Common Stock Equivalents, except as otherwise provided in the paragraph immediately below.
(c)If the purchase price provided for in any Convertible Securities, or the additional consideration, if any, payable upon the conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into, exchangeable for or exercisable for Common Stock or Common Stock Equivalents shall change at any time (including by reason of provisions designed to protect against dilution of the type set forth in this Section 5.5), the Exercise Price in effect at the time of such change shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Convertible Securities still outstanding provided for such changed purchase price, additional consideration or rate, as the case may be, at the time initially granted, issued or sold.

(d)On the expiration or redemption of, or the termination of any right to convert, exchange or exercise, any Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.
(e)In the event any Additional Shares of Common Stock shall be issued or deemed issued for a consideration other than cash, the amount of the consideration other than cash received shall be the fair market value of such consideration as mutually agreed by the Holder and the Company; provided, that if the Holder and the Company do not so mutually agree within fifteen (15) Business Days, then fair market value shall be determined by the Independent Arbitrator in accordance with the Independent Arbitration Rules, mutatis mutandis.
5.6Notice of Adjustments. Upon the occurrence of each adjustment or readjustment or the Exercise Price or the number of shares of Warrant Stock or other securities issuable upon the exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and shall promptly give written notice to the Holder of each adjustment under Section 5 of the Exercise Price or the number of shares of Warrant Stock or other securities that remain issuable upon exercise of this Warrant. The notice shall describe the adjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.
5.7No Change Necessary. No adjustment shall be made pursuant to Section 5 for any action taken that is required by, and taken in accordance with, the Purchase Agreement or the Certificate of Designation dated as of [ ], establishing the Series A Preferred Stock, par value $0.01 per share, of the Company. No adjustment shall be made pursuant to Section 5 with respect to any dividend, distribution, subdivision, reclassification, combination or consolidation of the securities of a wholly-owned Subsidiary of the Company. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number of shares of Warrant Stock issuable upon its exercise.
5.8Reservation of Stock. If the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant that are authorized and unissued under the Company’s Certificate of Incorporation shall not be sufficient to effect the exercise of this Warrant in full, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose. The Company shall at all times reserve a sufficient number of shares of Warrant Stock out of its authorized but unissued shares to allow the exercise in full of this Warrant.
6.NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Warrant Stock upon the exercise of this Warrant.

7.REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Holder as of the date hereof that:
7.1Organization, Qualification and Corporate Power. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority, and all authorizations, licenses and permits, necessary to own, lease and operate the assets and properties it purports to own, lease or operate and to carry on its business as presently conducted.
7.2Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Warrant. The execution, delivery and performance of this Warrant by the Company and the consummation by the Company of the of transactions contemplated hereby have been duly and validly authorized and approved by all require action on the part of the Company. No other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Warrant or to consummate the transactions contemplated hereby. This Warrant has been duly executed and delivered by the Company constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.
7.3No Violations; Consents.
(a)The execution, delivery and performance of this Warrant by the Company does not, and the consummation by the Company of the transactions contemplated hereby, and compliance by the Company with the provisions of this Warrant will not conflict with, or result in any violation or breach by the Company of the governing documents of the Company or any of its Subsidiaries.
(b)Except as required by the Securities Act of 1933, as amended, or under any applicable “blue sky” or state securities law then in effect (if applicable), no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Person is required in connection with the execution, delivery and performance of this Warrant.
7.4Due Authorization and Valid Issuance. The shares of Warrant Stock to be issued under this Warrant will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights, right of first refusals or offer, buy-sell arrangements or similar arrangements, and will be issued in compliance in all material respects with applicable law and free and clear of all Liens (other than transfer restrictions under applicable securities laws).
7.5Reserve. The Company has reserved, free of preemptive rights and other preferential rights, a sufficient number of its previously authorized but unissued shares of Warrant Stock to satisfy the exercise of this Warrant in full.
8.GENERAL PROVISIONS.
8.1No Voting or Other Rights. This Warrant does not entitle Holder to any voting rights or other rights as a stockholder of the Company, unless and until (and only to the extent that) this

Warrant is actually validly exercised for shares of the Company’s capital stock in accordance with its terms. In the absence of valid exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.
8.2Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall promptly (and, in any event, within ten (10) Business Days) execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.
8.3Assignment; Transfer. This Warrant and any Warrant Stock issued hereunder may be assigned, conveyed or transferred, in whole or in part, only in accordance with, and to the extent permitted by, Section 2 of the Stockholders Agreement, mutatis mutandis. The rights and obligations of the Company and Holder under this Warrant shall be binding upon and benefit of their respective permitted successors, permitted assigns, heirs, administrators and permitted transferees.
8.4Construction. Except where expressly stated otherwise in this Warrant, the following rules of interpretation apply to this Warrant: (a) unless the context otherwise requires, “either” and “or” are not exclusive and shall include both the conjunctive and disjunctive, “any” shall mean “one or more” and “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Warrant refer to this Warrant as a whole and not to any particular provision of this Warrant; (c) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (d) the descriptive headings and table of contents included herein are included for convenience only and shall not affect in any way the meaning or interpretation of this Warrant or any provision hereof; (e) definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms and vice versa; (f) references to a Person are also to its successors and permitted assigns to the extent not prohibited by this Warrant; (g) references to a “Section,” “Exhibit” or “Schedule” refer to a Section of, or an Exhibit or Schedule to, this Warrant; (h) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (i) the word “will” shall have the same meaning as the word “shall” and vice versa; and (j) references to “day” or “days” in the lower case means calendar days. The language used in this Warrant shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. No summary of this Warrant prepared by any Party shall affect the meaning or interpretation of this Warrant. If any date on which a Party is permitted or required to exercise any right or privilege or discharge any duty or obligation pursuant to the terms hereof is not a Business Day, then such Party may exercise such right or privilege or discharge such duty or obligation on the next succeeding Business Day. In the computation of periods of time before which, within which or following which any act is to be done or step taken under this Warrant, the date that is the reference date in calculating such period will be included in such computation.

8.5Notices. Any and all notices required or permitted to be given pursuant to the provisions of this Warrant will be in writing and will be effective and deemed to provide the recipient sufficient notice under this Warrant on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) Business Day after deposit with an express overnight courier for United States deliveries (marked for overnight delivery), or five (5) Business Days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; (iii) three (3) Business Days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries or (iv) when sent via email if sent prior to 5:00 p.m. (local time of the recipient) on a Business Day, or at 9:00 a.m. (local time of the recipient) on the next succeeding Business Day otherwise. All notices not delivered personally or email will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or email address as follows, or at such other address, email address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows.
If to Holder:

c/o Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
Attention:     Brett K. Shawn
Email:         brett.shawn@warburgpincus.com
        notices@warburgpincus.com

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention:     Mark A. Cognetti
Dvir Oren
Email:         Mcognetti@willkie.com
Doren@willkie.com

If to the Company:

Fortegra Group, Inc.
10751 Deerwood Park Blvd., Suite 200
Jacksonville, FL 32256,
Attention:     General Counsel
Email:         CRomaine@fortegra.com

with copies to (which shall not constitute notice):
Tiptree Inc.
299 Park Avenue, 13th FL
New York, NY 10171
Attention:     Jonathan Ilany
Neil C. Rifkind

Email:         NRifkind@tiptree.com
JIlany@tiptree.com

and

Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, MA 02199
Attention:     Michael Littenberg
William Michener
Email:         Michael.Littenberg@ropesgray.com
William.Michener@ropesgray.com

8.6Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Warrant is held to be prohibited by or invalid under the applicable Law of any jurisdiction, or unenforceable in any jurisdiction, such provision shall be effective only to the extent of such prohibition, invalidity or unenforceability in such jurisdiction, without invalidating the remainder of this Warrant, and without affecting the validity or enforceability of this Warrant, including such provision, in any other jurisdiction, and such provision shall be interpreted, revised or applied in a manner that renders it valid and enforceable to the fullest extent possible.
8.7Waivers and Amendments. This Warrant may be amended or modified only by a written agreement executed and delivered by duly authorized officers of the Company and Holder. This Warrant and any provision herein or performance hereunder may be waived only in writing (including by electronic means) by the Holder. The waiver of a breach of any provision of this Warrant shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver. No delay or omission to exercise any right, power or remedy accruing under this Warrant, upon any breach or default under this Warrant, shall impair any such right, power or remedy of Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Warrant, or any waiver of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party, shall be cumulative and not alternative.
8.8Counterparts. This Warrant may be executed and delivered (including by facsimile transmission, PDF or other electronic delivery) in one or more counterparts, and in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
8.9Enforcement of Agreement; Specific Performance. The Company acknowledges and agrees that the rights and obligations set forth in this Warrant are unique and that, if this Warrant is not timely performed in accordance with its terms or is otherwise breached or threatened to be breached, Holder may be damaged irreparably and have no adequate remedy at law and even if monetary damages would be available, such monetary damages would not be an adequate remedy. Accordingly, the Company agrees that Holder will have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the Company’s obligations under the terms of this Warrant, by bringing an action or actions for specific performance (including for specific performance of any and all of the transactions contemplated by this Warrant), injunctive or other equitable relief (without proof of damage or posting of bond or other security). Any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon Holder, and the exercise by Holder of any one remedy will not preclude the exercise of any other remedy. The Company agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when available pursuant to the terms of this Warrant on the basis that Holder has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.
8.10Governing Law; Attorneys’ Fees. This Warrant and any claim, dispute, action, cause of action, or controversy related to or arising, directly or indirectly, out of, caused by or resulting from this Warrant will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any law (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
8.11Jurisdiction. This Warrant has been executed and delivered in and shall be deemed to have been made in the State of Delaware. The Company, and by acceptance of this Warrant, the Holder agrees to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or any appellate court therefrom) or, if jurisdiction is not available in the Chancery Court of the State of Delaware, any state or federal court within the City of Wilmington, Delaware, with respect to any claim, dispute, action, cause of action or controversy arising, directly or indirectly, out of, caused by, or resulting from this Warrant, and waives personal service of any and all process upon it, and consents that all services of process be made by registered or certified mail, return receipt requested, directed to it at its address as set forth in Section 8.5 (excluding e-mail delivery), and service so made shall be deemed to be completed when received. The Company and, by acceptance of this Warrant, the Holder waive any objection based on forum non conveniens and waive any objection to venue of any action instituted hereunder. Nothing in this Section 8.11 shall affect the rights to serve legal process in any other manner permitted by Law. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
8.12Waiver of Jury Trial. THE COMPANY, AND BY ACCEPTANCE OF THIS WARRANT, THE HOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS WARRANT.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first written above.

THE FORTEGRA GROUP INC.
By:
Name:
Title:

[Signature Page to Warrant]

EXHIBIT 1
EXERCISE NOTICE
To: The Fortegra Group Inc. (the “Company”)
We refer to that certain Warrant to Purchase Common Stock, Warrant No.___, issued on [______] (the “Warrant”). Capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Warrant.
Select one of the following two alternatives:
Cash Exercise. On the terms and conditions set forth in the Warrant, the Holder hereby elects to purchase         shares of Warrant Stock, pursuant to the terms of the Warrant, and tenders herewith payment of the Exercise Price for such shares in full.
Net Exercise Election. On the terms and conditions set forth in the Warrant, the undersigned Holder elects to exercise the Warrant by net exercise election pursuant to Section 2.5 of the Warrant. This conversion is exercised with respect to ____________________ shares of Warrant Stock.
Contingency. This exercise is contingent upon the occurrence of the following.
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
Effective Time. Notwithstanding the Warrant, the exercise contemplated by this Exercise Notice shall be effective as of ______________________________ and the shares of Warrant Stock exercised hereby shall be deemed issued on ____________________________________________________________________.

Date:	[HOLDER]
By:
Its: